Exhibit 10.2

AMENDMENT NO. 3
TO

EMPLOYMENT AGREEMENT

This Amendment No. 3 to the Employment Agreement (the “Amendment”) is effective as of the 10th day of December, 2015, and is made by and among Hampton Roads Bankshares, Inc., a Virginia corporation having its principal place of business at 641 Lynnhaven Parkway, Virginia Beach, VA 23452 (“HRB”), Bank of Hampton Roads, a corporation organized under the laws of, and authorized by statute to accept deposits and hold itself out to the public as engaged in the banking business in, the Commonwealth of Virginia, having its principal place of business at 641 Lynnhaven Parkway, Virginia Beach, VA 23452 (“BHR” and together with HRB the “Employer”), and Donna W. Richards (the “Executive”).

WITNESSETH:

WHEREAS, on May 22, 2013, the Executive and the Employer entered into an employment agreement (the “Agreement”) whereby the Executive agreed to serve as President of BHR, which Agreement was amended on August 21, 2014 (“Amendment No. 1”);
WHEREAS, on September 23, 2015, the Executive and the Employer entered into Amendment No. 2 of the Agreement (“Amendment No. 2”);
WHEREAS, the parties now desire to further amend the Agreement as set forth herein; and
WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, in an effort to retain experienced and talented management personnel, and in consideration of the Executive’s loyal and dedicated service, the promises and mutual covenants contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

1. Subparagraph 5(d)(1)(iv) of the Agreement (Termination of Employment; Change in Control) is deleted in its entirety and replaced with the following:

(iv) The Executive may continue participation for both her and her covered dependents (if applicable), in accordance with the terms of the applicable benefits plans, in the Employer’s group health plan pursuant to plan continuation rules under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In accordance with COBRA, assuming the Executive and her covered dependents (if applicable) are covered under the Employer’s group health plan as of her date of termination, the Executive will be entitled to elect COBRA continuation coverage for the legally required COBRA period (the “Continuation Period”) for such persons. If the Executive timely elects COBRA coverage for group health coverage, she will be obligated to pay the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and the Employer’s share of such premiums shall be treated as taxable income to the Executive. In addition, if the terms of the applicable plan documents do not allow Employer to continue to provide COBRA coverage to Executive and her covered dependents (if applicable) beyond the expiration of the statutorily-proscribed COBRA period, the Employer shall make monthly cash payments to Executive in an amount equal to the monthly COBRA premium for coverage for Executive for the duration of the period described in Section 7 hereof. Notwithstanding the above, if during the period described in Section 7 hereof the Executive becomes eligible for qualifying health care coverage through a subsequent employer, the Employer’s obligations hereunder with respect to the foregoing benefits provided in this subsection (iv) may be terminated by the Employer.

2. Subparagraph 5(d)(3)(ii) of the Agreement (Termination of Employment; Change in Control) is deleted in its entirety and replaced with the following:

(ii)The relocation of the Executive to any other primary place of employment which might require the Executive to move the Executive’s residence which, for this purpose, includes any reassignment to a place of employment located more than fifty (50) miles from the Executive’s initially assigned place of employment without the Executive’s express written consent to such relocation.

3. Subparagraphs (g)(1)–(4) of the Agreement (Termination of Employment, Change in Control) are deleted in their entirety and subparagraph (g) will hereby reflect that it was “Intentionally Omitted.”

4. The title of Section 5 of the Agreement (Termination of Employment; Change in Control) is shortened to “Termination of Employment”.

5. Except as expressly modified and amended, all terms, provisions and conditions of the Agreement, as amended by Amendments Nos. 1 and 2, will remain in full force and effect.

6. This Amendment No. 3 may be executed in counterparts, each of which shall, for all purposes, be deemed an original, and all of such counterparts will together constitute one and the same amendment.

7. This Amendment will be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives and assigns.

8. This Amendment is effective as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

HAMPTON ROADS BANKSHARES, INC

By:
Name:
Its:

BANK OF HAMPTON ROADS

By:
Name:
Its:

EXECUTIVE:

/s/ Donna W. Richards
Donna W. Richards